Exhibit 5.1

D: +44 20 7614 2237

ssperber@cgsh.com

September 29, 2022

Haleon plc

Building 5, First Floor

The Heights

Weybridge, Surrey KT13 0NY

United Kingdom

GSK Consumer Healthcare Capital US LLC

184 Liberty Corner Road, Suite 200

Warren, NJ 07059

United States

GSK Consumer Healthcare Capital UK plc

Building 5, First Floor

The Heights

Weybridge, Surrey KT13 0NY

United Kingdom

Ladies and Gentlemen:

We have acted as special United States counsel to GSK Consumer Healthcare Capital US LLC (the “US Issuer”), a Delaware limited liability company, GSK Consumer Healthcare Capital UK plc, a public limited company incorporated in England and Wales (the “UK Issuer” and together with the US Issuer, the “Issuers” and each an “Issuer”), and Haleon plc, a public limited company incorporated in England and Wales (the “Guarantor”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-4 (such registration statement, including the documents incorporated by reference therein but excluding Exhibit 25, hereinafter referred to as the “Registration Statement”) relating to the Issuers’ proposed offers to exchange (the “Exchange Offers”) (i) debt securities of the US Issuer consisting of $700,000,000 aggregate principal amount of 3.024% Callable Fixed Rate Senior Notes due 2024 and $300,000,000 aggregate principal amount of Callable Floating Rate Senior Notes due 2024 (together, the “2024 Notes”), $2,000,000,000 aggregate principal amount of 3.375% Fixed Rate Senior Notes due 2027 (the “2027 Notes”), $1,000,000,000 aggregate principal amount of 3.375% Fixed Rate

Haleon plc et al., p. 2

Senior Notes due 2029 (the “2029 Notes”), $2,000,000,000 aggregate principal amount of 3.625% Fixed Rate Senior Notes due 2032 (the “2032 Notes”) and $1,000,000,000 aggregate principal amount of 4.000% Fixed Rate Senior Notes due 2052 (the “2052 Notes” and, together with the 2024 Notes, the 2027 Notes, the 2029 Notes and the 2032 Notes, the “US Issuer Notes”), (ii) debt securities of the UK Issuer consisting of $1,750,000,000 aggregate principal amount of 3.125% Fixed Rate Senior Notes due 2025 (the “UK Issuer Notes” and, together with the US Issuer Notes, the “New Notes”), and (iii) guarantees of the Guarantor in respect of the New Notes (the “Guarantees” and together with the New Notes, the “Securities”), to be issued by the respective Issuer (in the case of the New Notes) and the Guarantor (in the case of the Guarantees) and registered under the Securities Act, in each case for an equal principal amount of a corresponding series of the respective Issuer’s outstanding unregistered notes (together, the “Old Notes”) and guarantees thereof by the Guarantor. The Securities will be issued under an indenture dated as of March 24, 2022 (the “Indenture”) among the Issuers, the Guarantor and Deutsche Bank Trust Company Americas (the “Trustee”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the Indenture; and

(c)	the forms of the New Notes, filed as exhibits to the Registration Statement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the US Issuer and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the New Notes, including the Guarantees endorsed thereon, in global form when issued, and any New Notes, including the Guarantees endorsed thereon, in definitive form issued in exchange therefor, will conform to the forms thereof that we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. When such New Notes have been duly executed and delivered by the respective Issuer in exchange for an equal principal amount of Old Notes pursuant to the Exchange Offers contemplated by the Registration Statement and authenticated by the Trustee, such New Notes will be valid, binding and enforceable obligations of the respective Issuer, entitled to the benefits of the Indenture.

Haleon plc et al., p. 3

2. When the Guarantees endorsed on such New Notes have been duly executed and delivered by the Guarantor pursuant to the Exchange Offers contemplated by the Registration Statement, the Guarantees will be valid, binding and enforceable obligations of the Guarantor, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Issuers or the Guarantor, (a) we have assumed that the Issuers, the Guarantor and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Issuers or the Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York or, solely with respect to the US Issuer, the General Corporation Law of the State of Delaware (the “DGCL”), that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, (c) we express no opinion with respect to the effect of any mandatory choice of law rules and (d) in the case of the UK Issuer and the Guarantor, such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will become effective and comply with all applicable laws, (b) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are issued as contemplated by the Registration Statement, (c) the New Notes will be offered, issued and delivered in exchange for an equal principal amount of Old Notes in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such New Notes, the Indenture and any other agreement governing such New Notes and in the manner contemplated by the Registration Statement and the prospectus, (d) the terms of the Securities will conform in all material respects to the descriptions thereof in the Registration Statement and in the prospectus and to the terms of the Indenture (as from time to time amended or supplemented), (e) the terms of the Securities will not violate any applicable law, conflict with any matter of public policy, result in a default under, or breach of, any agreement or instrument binding upon the Issuers or the Guarantor or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuers or the Guarantor, as applicable, and (f) certificates, if required, representing the New Notes (including the Guarantees endorsed thereon) will be duly executed and delivered and, to the extent required by the Indenture, duly authenticated and countersigned.

The waiver of defenses contained in Section 14.6(b) of the Indenture and in the Securities may be ineffective to the extent that any such defense involves a matter of public policy in New York. With respect to Section 14.6(b)(i) of the Indenture and the Securities, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Indenture or the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

We note that the designation in Section 14.6(b)(i) of the Indenture and in the Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to the Indenture and the Securities is (notwithstanding the waiver in Section 14.6(b)(ii) of the Indenture and in the Securities) subject to the power of such courts to transfer actions or proceedings pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

Haleon plc et al., p. 4

In rendering the opinions expressed above, we have assumed that each series of New Notes issued pursuant to the Registration Statement will be issued with an original aggregate principal amount of U.S.$2,500,000 or more.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the DGCL. With respect to matters governed by the law of England and Wales, we have relied on our opinion dated September 29, 2022, as English counsel to the Issuers and the Guarantor, which has been filed as Exhibit 5.2 to the Registration Statement.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Validity of Securities” and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sebastian R. Sperber
Sebastian R. Sperber, a Partner